Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 13, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in Northern Technologies International Corporation’s Annual Report on Form 10-K for the year ended August 31, 2018, as filed with the Securities and Exchange Commission.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

January 28, 2019

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